UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒   Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to Rule 14a-12

REPUBLIC COMPANIES GROUP, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

Schedule 14A

(3)	Filing Party:

Republic Companies Group, Inc.

(4)	Date Filed:

August 4, 2006

Precautionary Statement Regarding Forward-Looking Information

Some of the statements in this press release may include forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 (PSLRA), that reflect Republic Companies Group, Inc.’s (“Republic”) current views with respect to future events and financial performance. These forward-looking statements, which may apply to Republic specifically or the insurance industry in general, are made pursuant to the safe harbor provisions of the PSLRA and include estimates and assumptions related to economic, competitive, regulatory, judicial, legislative and other developments. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “estimate,” “may,” “should,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause Republic’s actual results to differ materially from those indicated in these statements. You should carefully consider these factors. Republic believes that these factors include but are not limited to the following: the ability of Republic and Delek Capital US Inc. (“Delek”) to satisfy the various conditions contained in the merger agreement between the parties, including approval of the stockholders of Republic, governmental approvals and other customary conditions; ineffectiveness or obsolescence of Republic’s business strategy due to changes in current or future insurance market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than Republic’s underwriting, reserving or investment practices anticipate based on historical experience or industry data; developments in the world’s financial and capital markets that adversely affect the performance of Republic’s investments; changes in regulations or laws applicable to Republic, Republic’s subsidiaries, agents or customers; changes in the level of demand for independent agents and managing general agents and Republic’s insurance products and services, including new products and services; changes in the insurance product pricing environment; changes in the availability, cost or quality of reinsurance, failure of Republic’s reinsurers to pay claims timely or at all, or inability to recover increases in reinsurance costs; loss of the services of any of Republic’s executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under Republic’s insurance policies, including any loss limitation methods and emerging claim and coverage issues; changes in accounting policies or practices; unavailability of future capital or availability of future capital on unfavorable terms; a few large stockholders may be able to influence stockholder decisions, which may conflict with other stockholder interests; and general economic conditions, including inflation and other factors.

This list of factors should not be construed as exhaustive and should be read in conjunction with the other precautionary statements described in Republic’s Annual Report filed on Form 10-K and other filings with the Securities and Exchange Commission (available at www.sec.gov). Unless otherwise required by law, Republic undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

If one or more risks or uncertainties materialize, or if Republic’s underlying assumptions otherwise prove to be incorrect, Republic’s actual results may vary materially from what Republic projects. Any forward-looking statements you read in this news release reflect Republic’s views as of the date of this press release with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to Republic’s operations, financial condition, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to Republic or individuals acting on Republic’s behalf are expressly qualified in their entirety by this paragraph.

Additional Information and Where to Find It

Republic intends to file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed acquisition of Republic by Delek. Investors and security holders of Republic are urged to read the proxy statement and other relevant documents when they become available because they will contain important information about Republic, Delek and the proposed merger. Investors and security holders of Republic may obtain free copies of the proxy statement and other relevant documents filed with the SEC (when they become available) at the SEC’s website at www.sec.gov, or at Republic’s website at http://www.republicgroup.com. In addition, investors and security holders of Republic may obtain free copies of the proxy statement (when it becomes available) by writing to The Republic Group, 5525 LBJ Freeway, Dallas, Texas 75240-6241, Attention: Legal Department.

Republic, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the Merger Agreement. A description of any interests that Republic’s officers and directors have in the Merger will be available in the proxy statement. Information regarding Republic’s directors and executive officers is contained Republic’s Annual Report on Form 10-K for the year ended December 31, 2005, which is filed with the SEC. These documents are available free of charge at the SEC’s web site at www.sec.gov.

Employee Bulletin

With great excitement, I am pleased to announce that this morning I executed a merger agreement on behalf of Republic Companies Group, Inc. that will ultimately make the Company a wholly owned subsidiary of Delek Capital Ltd., a subsidiary of Delek Group Ltd.

The transaction is expected to close by the end of 2006. Completion of the transaction is subject to certain conditions, including customary regulatory approvals.

The Delek Group, with annual revenues of approximately $4.5 billion, consists of companies engaged in various activities, including energy, infrastructure, communications, real estate, financial services and automotive businesses.

If the transaction closes, we will return to private ownership and will not be traded on NASDAQ. The proposed price is $20.40 per share of the Company’s common stock. The closing price of Republic’s common stock was $15.22 on August 3, 2006.

Delek’s desire to enter into this transaction says a lot about the job all of us have done over the past few years in making Republic successful. I personally want to thank each of you for all of your hard work and the sacrifices you have made for the Company in recent years. I also hope that you can help me thank our agents who are the lifeblood of our Company. We would not be in this position without their mutual support.

This is a major milestone for our Company. With the support of Delek, we should have new opportunities available for us to expand our Company. Delek shares our performance based culture and in the short time I have known them, I believe they will support our efforts to make Republic a dominant insurer in our area. I will continue as President and CEO of Republic and look forward to working with you to make this Company an even better place to work.

Parker Rush